Exhibit 10.7



                             COLLABORATIVE AGREEMENT

This Agreement, made and entered into by and among Hardcore Du Pont Composites LLC ("HDC"), E. I. du Pont de Nemours and Company ("DuPont"), The Dow Chemical Company ("Dow"), Brunswick Technologies, Inc. ("BTI") and Johns Hopkins
University ("JHU") (all hereinafter referred to individually as "Party" and collectively as "Parties").

                                   WITNESSETH:

WHEREAS, the Parties each have unique technology and experience in advanced composites technologies;

WHEREAS, the Parties are interested in application of their respective technologies in development of agile robust manufacturing competency for large structures using SCRIMP technology in large civil bridge infrastructure applications through a comprehensive systems approach;

WHEREAS, the Department of Commerce, National Institute of Standards and Technology ("NIST"), is interested in providing funding through its Advanced Technology Program ("ATP") pursuant to authority under 15 U.S.C. 278n to support the Parties' cooperative arrangement in advanced composites technology described in the Proposal submitted to NIST ("Program") attached to and made a part of this Agreement as Attachment "A"; and

WHEREAS,  the Parties  desire to define and  describe  the terms and  conditions
which   will  govern the  cooperative  arrangement  to carry out the  Program as funded under the ATP;

NOW, THEREFORE, the Parties agree as follows:

ARTICLE I - PURPOSE
- -------------------
The Parties agree to pursue the Program through a cooperative research and development approach. The Parties acknowledge that their agreement to pursue the cooperative arrangement is based on the expectation that NIST will provide funding through award of a Cooperative Agreement to HDC to support the Program. In the event NIST does not execute such Cooperative Agreement prior to March 15, 1995 with funding adequate to support the Program as described therein, the Parties will be under no obligation to continue the cooperative arrangement described in this Agreement and this Agreement will terminate.

ARTICLE II - SCOPE OF WORK
- --------------------------
The Parties agree to perform the tasks described in the Statement of Work (SOW) to be attached to and made a part of this Agreement as Attachment "B" upon award of the Cooperative Agreement and which is based upon the Program.







ARTICLE III - PERIOD OF PERFORMANCE
- -----------------------------------
The period of performance of this Agreement shall begin after execution of this Agreement by the Parties and award of the Cooperative Agreement to HDC but in no event later than March 15, 1995 and shall continue for thirty six (36) months thereafter unless an extension is agreed to in writing by the Parties and NIST or unless terminated earlier as hereinafter provided. This Agreement may be terminated prior to the end of the term (i) upon mutual agreement of the Parties and NIST, or (ii) in the event NIST terminates the Cooperative Agreement and the Parties do not mutually agree to continue the Program without NST support. In the event a Party provides to the other parties ninety (90) days prior written notice of its intent to withdraw from the Program a Party may withdraw from the Program and the Agreement provided such Party complies with NIST's procedures for withdrawal, as provided in the Cooperative Agreement. In the event of termination of this Agreement, the Parties and NIST shall negotiate an equitable reimbursement for work actually performed and expenses actually incurred or accrued toward accomplishment of the Statement of Work and budget at the time of termination. Termination of this Agreement for any reason shall not relieve any party of any obligations arising under this Agreement prior to its termination. The provisions of Articles VII, X, XI, XII, and XIII shall survive termination of this Agreement.

ARTICLE IV- ADMINISTRATIVE REPRESENTATIVES
- ------------------------------------------
All written notices and other written communications hereunder shall be deemed given when delivered personally, by facsimile or E-mail transmission upon confirmation of receipt, by overnight courier guaranteeing next-day delivery or three days after being mailed by registered or certified mail (return receipt requested) to the appropriate contract administrators of the Parties identified below.

DuPont                                       HDC
- ------                                       ---
E.I. du Pont de Nemours & Co., Inc.          Hardcore DuPont Composites, LLC
Advanced  Material Systems                   42 Lukens Drive
1 Innovation Way                             New Castle,  DE 19720
Newark, DE 19711-6107                        Attn: Steve Kopf
Attn: Cynthia Carter-Wedgewood

Dow                                          JHU
- ---                                          ---
The Dow Chemical  Company                    Homewood  Research
B-2009  Bldg.                                      Administration
Freeport, TX 77541-3257                      Ames Hall - Room 105
Attn: Mac Puckett                            The Johns Hopkins University
                                             34th and Charles Streets
BTI                                          Baltimore, MD 21218
- ---                                          Attn: Joan Warfield, Contracts
Brunswick Technologies,  Inc.                          Negotiator
One Main Street                                 James Wagner, Professor
Brunswick, Maine 04011
Attn: William Dubay

                                       2



Any Party may change its representatives at will by sending 30 days written notice of the change to the other Parties.


ARTICLE V - MANAGEMENT
- ----------------------
1. Management Structure
Management  of  the  Program  shall  be  accomplished   through  the  management
structures and processes detailed in this Article and the Statement of Work.

a) HDC will be the lead company for the Program to be performed by the Parties under this Agreement. In this capacity, HDC will appoint a program manager who will be responsible for (i) Program direction and management control and (ii) coordinating all technical, programmatic and business communications between the Parties and NIST.

b) A Program Management Team ("PMT") shall be formed by the Parties. The PMT shall be composed of individual program managers appointed by each Party as their representative and such other personnel of the Parties as the program managers determine necessary and appropriate. Revisions to the tasks in the SOW or redirection of the effort under this Program must be agreed to by the PMT. Decisions of the PMT will be by consensus of the Parties. Technical reports and other deliverables required by NIST in performance of the SOW will be reviewed by the PMT prior to submission.

c) In administrative matters, the Parties will be represented by the Contract Administrators identified in Article IV. Each Contract Administrator will maintain an interface with the other Contract Administrators and will keep the PMT advised of administrative matters on the Program.

2. Information Sharing. Publicity and Publications
   -----------------------------------------------
a) Developments during performance of the Project shall be communicated through regular technical reviews of the PMT held on a regularly scheduled basis. Such communications shall be through meetings, teleconferencing and other means of communications. The PMT shall submit the reports and coordinate the technical interchanges and reviews. Any reports or disclosures to NIST shall be only to the extent required by the Cooperative Agreement and shall include only non-proprietary information or, if not, the owner of the proprietary information to be reported or disclosed must consent prior to such report or disclosure. Each Party shall mark its information to be disclosed among the Parties or reported with appropriate legends in accordance with Article X, Proprietary Information Protection.

b) Any news release, public announcement, or other publicity concerning this Agreement or the Program is subject to the written approval of the PMT prior to release.

                                        3

c) In the event one of the Parties determines to publish or otherwise publicly disclose material from the Program, the other Parties through the PMT shall be provided thirty (30) days to review the proposed publication or disclosure to assure that results of the Program, proprietary information and patent rights are protected. Within thirty (30) days of receiving a proposed publication or disclosure for review, a Party shall respond in writing specifically identifying the Program results, proprietary information or patent rights that need to be protected. Prior to publication or disclosure the Party intending to submit for publication or make a disclosure shall take mutually agreed upon steps to accomplish such protection including filing of patent applications and modification of the proposed publication or disclosure. In the event the Parties are unable to mutually agree on the steps for protection of material identified as requiring protection the matter shall be referred to the PMT which shall determine the appropriate steps consistent with the purposes of the Program and the Parties' interest in publication or disclosure of results.

d) The provisions of Article X, Proprietary Information Protection, shall apply to all proprietary information of a Party disclosed during work on this Program. In adddition, NIST shall protect the proprietary information of each Party to which NIST may be exposed during the course of work under the Program under the Federal Trade Secrets Act.

3. Access to Facilities
   --------------------
If activities arising under this Agreement involve access by a Party's employees to the facilities of another Party, such Party shall: (i) provide advance notice or request for access and ii) instruct its employee(s) to comply with all applicable safety and security procedures made known to such employee(s) and take all necessary precautions to prevent the occurrence of any injury to person or property.

ARTICLE VI - PROGRAM COST, PAYMENT AND SUBMISSION OF INVOICES
- -------------------------------------------------------------
a) The Parties have estimated their costs to complete the Program based upon the level of effort required. Each Party's costs include both federal funds payable by NIST and non-federal funds contributed by the Party. Each Party shall be responsible for adherence to applicable government laws and regulations referred to in the Cooperative Agreement covering federal funds and non-federal funds including allowability of costs. Each Party shall make available for work under the Program the non-federal funds in accordance with the budget for the Program and the SOW.

b) HDC shall provide NIST with required quarterly financial reports on work performed and costs incurred for such work. The Parties other than HDC agree to provide HDC with all requested data and information in accordance with the reporting requirements attached to and made a part of this Agreement as Exhibit "C" to ensure that HDC can submit the required reports to NIST.


                                        4


c) NIST has determined to provide funds for this Program in the amount set forth in the Cooperative Agreement. NIST will make these funds available to HDC in accordance with the financial status reports submitted to NIST on a quarterly basis. HDC shall pay to the other Parties the federal funds allocated to each Party for performance of the SOW and in accordance with the budget for the SOW Exhibit "D". The Parties acknowledge and agree that HDC's obligation to pay itself or the other Parties for work performed using federal funds is subject to the availability of funds from NIST. The NIST's liability to make payments for the Program is limited to only those funds obligated under the Cooperative Agreement. FDC's obligation to make payments to the other Parties is limited to the General funds paid to HDC by NIST. Continued support by NIST under the Cooperative Agreement will be subject to the availability of funds appropriated for such purposes.

d) In the event NIST ceases support of the Program due to unavailability of funds the Parties shall determine whether to continue the Program under mutually acceptable terms.

ARTICLE VII - ACCOUNTS, AUDIT AND RECORDS
- -----------------------------------------
The Parties shall maintain adequate records in accordance with Generally Accepted Accounting Principles or applicable Government OBM Circulars (A110, A122, and A12) to account for federal funds received under this Agreement and to account for each Party's non-federal funding contributed to perform the Statement of Work under the Program. Such records shall be retained for a period of three years, except that if any litigation, claim or audit is started before the expiration of the three year period, the records shall be retained until all litigation, claims or audit findings involving the records have been resolved. The retention period starts from the date of the payment of the final invoice. Independent accountants, mutually agreeable to the Party being audited and NIST, may be used for audits required by NIST. The use of an independent accountant does not preclude the Inspector General of the Department of Commerce from conducting its own audit. The Cooperative Agreement requires Government audits of the Program after the first and third years of the Program. Procedures for audits and resolution of audit issues shall be as set forth in the Cooperative Agreement. The costs of such project audits shall be paid by the Party audited if an independent accountant is used. The Inspector General of the Department of Commerce, or any of their duly authorized representatives, including independent accountants shall have access to any pertinent books, documents, papers, and records of the Parties and of subcontractors to make audits, inspections, excerpts, transcripts or other examinations required by law. Such audit, examination or access may be performed during business hours on business days upon prior written notice and shall be subject to the safety and security requirements of the audited Party's facilities.


                                        5


ARTICLE  VIII -  DISCLAIMER
- ---------------------------
Information exchanged or disclosed by the Parties shall not constitute any representation, warranty, assurance, guarantee or inducement by a Party to the other Party with respect to the infringement of any patent or proprietary right owned or controlled by any third party, and nothing hereunder shall be construed as a warranty or representation of any kind with respect to the content, accuracy, sufficiency, practicality, performance or adequacy on, the information. In executing and participating under this agreement no party makes any express or implied warranty as to any matter whatsoever, and each party disclaims any express or implied warranty, including warranties relating to the conditions of research or any invention or product whether tangible or intangible made or developed under this Agreement or the ownership, merchantability, or fitness for a particular purpose of the research or any invention or product. Notwithstanding the provisions contained herein in no event shall any Party be liable for any incidental, special or consequential damages arising from any cause whatsoever involving infringement or alleged infringement of patents or copyrights.

ARTICLE IX - LIMITATION OF LIABILITY; INSURANCE
- -----------------------------------------------

a) The Parties are separate and independent entities, and no Party is the agent of the other. The Parties hereby each agree that with respect to injury, death or damage to persons or property involved in implementation of this Agreement, none of the Parties shall make any claim against another Party hereto with respect to injury or death of its own or its contractors' or its subcontractors' personnel or damage to its own or its contractors' or its subcontractors' property caused by activities arising out of or connected with this Agreement, whether such injury, death or damage arises through negligence or otherwise, unless the same can be shown to have been caused by the gross negligence or willful misconduct of the other Party.

b) Each Party agrees to indemnify and hold NIST harmless for all liabilities, demands, damages, expenses and losses arising out of: (1) the use of NIST's research and technical developments by the Party, or any party acting on behalf of or with authorization of the Party, under this Agreement; or (2) any use, sale or other disposition of products made by use of NIST's technical development by the Party, or any party acting on behalf of or with authorization of the Party, under this Agreement. As a condition of this Indemnification, NIST must provide reasonable notice to the Party of all claims for which indemnification is sought, permit the Party to control the defense against those claims, and provide reasonable cooperation and support in the defense against those claims.

c) Each Party agrees to indemnify NIST and hold NIST harmless for any loss, claim, damage or liability of any kind involving that Party's employees in connection with the performance of this Agreement. As a condition of this Indemnification, NIST must provide reasonable notice to the Party of

                                        6

all claims for which indemnification is sought, permit the Party to control the defense against those claims, and provide reasonable cooperation and support in the defense against those claims.

d) Each Party agrees to obtain and maintain appropriate public liability and casualty insurance, or adequate levels of self-insurance, to insure against any liability caused by that Party's obligation under this Agreement and the Cooperative Agreement.

ARTICLE X - PROPRIETARY INFORMATION PROTECTION
- ----------------------------------------------
 a)  Definitions
"Proprietary   Information"  means  all  business,   technical,   and  financial
information relating to the Program that an originating party considers proprietary, including all designs, concepts, specifications, requirements, interfaces, software, components, processes, performance data, cost or pricing data, or the like.

b) To gain protection as Proprietary Information, an originating Party will originally disclose the information in written or other permanent form marked with a clear and conspicuous proprietary legend of the originating Party. Information stored in electronic form on diskette, tape, or other storage media constitutes information in permanent form. Such electronic information will be adequately marked if a proprietary legend displays when the information originally runs on a computer system and when the information is printed from its data file. If an originating party originally discloses Proprietary Information in some other form (e.g., visually or orally), a receiving Party will protect such information as Proprietary Information to the extent the originating Party:

     i. identifies the information as proprietary at the time of original disclosure;

     ii. summarizes the Proprietary Information in writing;

     iii.marks the writing with its clear and  conspicuous  proprietary  legend;
         and

     iv. delivers the writing to the receiving party within thirty (30) days following the original disclosure.

c) The receiving Party will hold Proprietary Information it receives in confidence for a period of five (5) years following the effective date of each disclosure, and will only disclose such information to its employees who have a "need-to-know" the information for fulfilling the obligations of this Agreement. Unless authorized in writing by the originating Party, the receiving Party will only use Proprietary Information for performance of its SOW under this Agreement. A receiving Party will not disclose Proprietary Information to any nonparty during the period, despite any termination of this Agreement, without first obtaining written authorization from the


                                        7

originating party. HDC may, however, disclose Proprietary Information it receives to NIST in performance of the SOW under this Agreement, provided that any such disclosure bears an appropriate restrictive legend. Upon the expiration of the period set forth in this section, all limitations that these Articles impose on use and disclosure of Proprietary Information shall cease.

d) A receiving Party will satisfy its obligations to protect Proprietary Information from unauthorized use or disclosure by exercising reasonable care. Such care will include protecting Proprietary Information using those practices the receiving Party normally uses to restrict disclosure and use of its own information of like importance. A receiving Party will not be liable if it accidentally discloses Proprietary Information while exercising reasonable care, provided that, upon discovery of such disclosure, the receiving party attempts to retrieve the Proprietary Information and seeks to prevent any further accidental disclosures.

e) This Agreement does not restrict disclosure or use of information otherwise qualifying as Proprietary Information if any of the following conditions exist.

     i.  The  receiving   Party  knew  the   information  and  held  it  without
         restriction as to further disclosure when received.

     ii. The  receiving  Party  developed  the  information   independently   by
         employees who did not access Proprietary Information received under this Agreement.

    iii. The receiving Party obtained the information without restriction as to further disclosure from a source other than the originating Party through no breach of confidence by such source.

     iv. The information was in the public domain or was generally known when received or thereafter entered the public domain or became generally known through no fault of the receiving party.

     v.  The  originating   Party  disclosed  the  information  to  a  nonparty,
         including the United States Government, without restriction as to further disclosure.

     vi. The receiving Party could readily ascertain the information by proper means.

    vii. The period of protection has expired.

f) Proprietary Information is and remains the property of the originating Party. No party grants any other Party any right or license under any patents, patent applications, copyrights, trade secrets, or the like of the originating Party.


                                        8

g) During the term or after any termination, a receiving Party will, upon written request, destroy all or any part of received Proprietary Information that the originating party identifies, including any copies, then in its possession or control. Alternatively, upon request, the receiving Party will return all identified Proprietary Information and copies to the originating Party. Either Party may, however, retain any information in which it has any right, title, or interest. A receiving Party may also retain any Proprietary Information necessary to fulfill its obligations to the U.S. Government, but shall hold such information solely for archival purposes.

ARTICLE XI - INTELLECTUAL PROPERTY
- ----------------------------------
a) Definitions

"Technology" shall mean technical data, information, inventions, discoveries, improvements, know-how and trade secrets embodied in tangible medium, whether or not patentable.

"Program   Technology"   shall  mean  Technology  first  made  or  developed  in
performance of the Statement of Work in the Program.

"Background Technology" shall mean Technology of a Party that was made or developed other than in performance of the Statement of Work in the Program.

b) Intellectual Property

Rights in Program Technology shall be subject to any rights NIST may acquire under the terms of the Cooperative Agreement for the Program. Under the Cooperative Agreement, the Government may reserve a nonexclusive, nontransferable, irrevocable paid-up license to practice or have practiced for or on behalf of the United States such Technology, but shall not, in the exercise of such license, publicly disclose proprietary information related to the license. In the event a Party copyrights Program Technology the Party shall grant the Government and others acting on its behalf a paid-up, non-exclusive, irrevocable worldwide license to such copyrighted Technology.

Neither this Agreement nor the disclosure of information under this Agreement or Program shall be construed to grant any Party any rights, license or immunity, either directly or by implication, estoppel or otherwise, in or under any issued, pending or after acquired patents, patent applications, copyrights or proprietary information of the other Parties except as expressly provided herein.

Nothing in this Agreement grants any Party the right to receive any disclosure of any other Party's Background Technology. Any rights or license to Background Technology shall be negotiated on a case by case basis by the Parties.


                                        9

c) Program  Technology  and  Inventions

i. Subject to c. iii below, each Party retains the entire right, title, and interest throughout the world to Program Technology, including inventions resulting in patents, developed or produced during performance of this program solely by such Party or employees of such Party. Parties jointly retain the entire right, title and interest throughout the world to Program Technology jointly developed or produced during performance of this Program by the Parties or employees of such Parties. With respect to jointly owned program Technology each Party shall have an undivided interest in the whole to urge same as it sees fit on an unrestricted basis subject to applicable laws and regulations, the negotiation of mutually consistent license agreements and to the provisions of any agreement reached with respect to use of Program Technology pursuant to c. ii below.

ii. In the event that any Party believes that particular unpatentable Program Technology should be regarded as jointly developed, it shall provide written notice of that fact to each other Party. Upon delivery of such notice, all Parties which believe that they may be entitled to a joint interest in such technology ("Interested Parties") shall meet in good faith and shall seek to reach agreement with respect to ownership of such unpatentable Program Technology. Any disagreement among the Parties as to whether Program Technology has been or is being jointly developed shall be resolved through the dispute resolution procedures provided in Article XV. Upon agreement as to whether Program Technology has been or is being jointly developed, the Parties jointly owning such unpatentable Program Technology may enter into separate arrangements covering further use or development of such Program Technology providing any such arrangements do not interfere with the achievement of the SOW and the Program.

iii. As required by 15 U.S.C. 278n, with respect to inventions made during performance of this Program, JHU agrees to transfer ownership of inventions made by JHU to DuPont. JHU agrees to provide all assistance necessary including signing all papers required by DuPont to evidence its ownership of inventions. JHU and DuPont agree to negotiate provisions for compensation payable to JHU based on commercialization of any patents resulting from inventions ownership of which is transferred to DuPont.

iv. Each Party agrees that it will disclose each invention to the other, in writing, to contract administrators. Such disclosure shall occur within two (2) months of the date that such invention is disclosed to personnel identified as responsible for administration of patent matters within their own organization. HDC shall submit required reports of inventions to NIST. The Party having title to an invention shall file any patent application(s) and such Party will be solely responsible for the preparation and filing of such patent application(s), including bearing all costs. Responsibility for filing and prosecution of patent applications covering joint inventions shall be decided by the joint owners on a case by case basis.


                                       10


v. Each Party agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters each invention in order that such Party can comply with the disclosure provisions of this article, and to execute all paper necessary to file patent applications on inventions.

ARTICLE XII - FOREIGN ACCESS TO TECHNOLOGY
- ------------------------------------------
Each Party agrees that in performance of this Agreement it will comply with all applicable laws and regulations including the export laws of the United States which relate to data or information, software and hardware under this Agreement.

ARTICLE XIII - RELATIONSHIP OF PARTIES
- --------------------------------------
Nothing contained in this Agreement shall be deemed or construed by the Parties or by any third person to create the relationship of principal and agent, or of a partnership or of a joint venture between the Parties nor shall this Agreement be construed, except as expressly provided, to authorize a Party to act as agent for or to bind or obligate the other Party. Except as otherwise expressly provided in this Agreement, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any Party to any person or entity other than the Parties hereto.

ARTICLE XIV - SUBCONTRACTS
- --------------------------
It is understood that the subcontracts of any of the research effort required under Article I above shall be in accordance with the Statement of Work. The appropriate provisions of this Agreement shall be included in any contract with a subcontractor entered into in connection with the Program.

ARTICLE XV - DISPUTES
- ---------------------
a) Any dispute or difference among the Parties, during the term of the Program, in connection with this Agreement shall first be discussed in good faith by the Parties in order to try to find an amicable solution. If no solution is found, such dispute shall be brought immediately to the attention of the Program Management Team. If the PMT is unable to resolve the dispute, the dispute shall be referred to the respective management of the Parties involved in the dispute who shall meet within a period of two weeks thereafter accompanied by such advisers as they may select in order to attempt in good faith to settle the dispute on mutually acceptable basis that does not endanger the continuity of the Agreement or the business of a Party.


                                       11


b) In the event that within one month after referral to the management of the Parties, the Parties involved in the dispute have not found a mutually acceptable solution to the dispute the dispute shall be submitted to arbitration by one of the Parties filing a notice of demand for arbitration with the other Party or Parties involved in the dispute. The arbitration shall be limited to the claims stated in the demand. The Parties acknowledge that the intent of this Agreement is to resolve disputes in a cost effective and efficient manner and that any discovery during an arbitration will be for limited purposes and of limited extent. The arbitral panel shall consist of one arbitrator named in writing by each Party within thirty (30) days after notice of arbitration is served by a Party upon the other, and an arbitrator selected by the arbitrators selected by the Parties involved in the dispute. In the event a third arbitrator cannot be chosen by the arbitrators selected by the Parties the third arbitrator shall be selected in accordance with the rules of the American Arbitration Association. The arbitration shall be administered by the American Arbitration Association in accordance with its commercial arbitration rules. The judgment upon award rendered by the arbitrators may be entered into any court having jurisdiction thereof. Costs of the arbitration shall be borne by the Party receiving the adverse decision.

ARTICLE XVI - FILING WITH DEPARTMENT OF JUSTICE AND FEDERAL TRADE COMMISSION
- ----------------------------------------------------------------------------
No later than ninety (90) days of the date hereof, HDC shall file on behalf of the Parties a notice with the Department of Justice and the Federal Trade Commission in accordance with the National Cooperative Research and Production Act of 1993. Each Party shall be provided an opportunity to review and comment on such a notice before it is filed.

ARTICLE XVII - FORCE MAJEURE
- ---------------------------
No liability shall result from delay in performance or nonperformance, caused by circumstances beyond the control of the party affected including, but not limited to, Act of God, fire, flood, war, Government action, accident, labor trouble or shortage, inability to obtain material, utilities, equipment, or transportation. In the event of any of the foregoing, the term for performance shall be equitably and immediately adjusted. Any party claiming the benefit of this provision shall promptly so notify the other party and giving an estimated length of duration for the occurrence.

ARTICLE XVIII - NIST COOPERATIVE AGREEMENT
- ------------------------------------------

a) Special Power of Attorney By signing this Agreement, each Party grants to HDC a special power of attorney for the sole purpose of binding such Party to the terms and conditions of the NIST Cooperative Agreement substantially in the Form attached hereto. The attached form of Cooperative Agreement has been provided to the Parties and prior to acceptance of the Cooperative Agreement, HDC shall provide the other Parties with the opportunity to review the Cooperative Agreement. In the event a Party determines there is an unacceptable, significant and material change in the SOW or


                                       12


Cooperative Agreement from the form of Cooperative Agreement attached then such Party may revoke the special power of attorney and withdraw from the Program and Agreement. Such Party shall not be obligated to perform further under the SOW, and shall not be entitled to any further rights or benefits under the Cooperative Agreement or this Collaborative Agreement.

b) Precedence
Should there be a conflict between the terms and conditions of this Agreement and the NIST Cooperative Agreement, the NIST Cooperative Agreement shall take precedence. The provisions of the Cooperative Agreement are incorporated by reference in this Agreement as if included in full text and the Parties agree to comply with these provisions to the extent applicable to such Parties as a recipient of federal funds from NIST.

ARTICLE XIX - GENERAL
- ---------------------
a)  Severability
If any term or provision of this Agreement shall be found to be illegal or unenforceable, notwithstanding, this Agreement shall remain in full force and effect and such term or provision shall be deemed stricken.

b)  Assignability:  Successors
No Party shall assign its rights or delegate its obligations under this Agreement without the written consent of the other Parties. Such consent shall not be required in the event of the reorganization, merger or sale or transfer of the assets of a Party to which this Agreement relates provided the successor agrees to be bound by the obligations and rights of this Agreement. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties.

c)  Interpretation
The language in all parts of this Agreement shall be, in all cases, construed according to its fair meaning and not strictly for or against any Party. The Parties shall act so as to give full force and effect to this Agreement in undertakings related to the Program supported by this Agreement.

d)  Modification:  Amendment
No modification, termination or waiver of any provision hereof shall be binding upon a Party unless made in writing and executed by an authorized representative of such. No modification shall be effected by the acknowledgment or acceptance of invoice or purchase order forms containing different terms and conditions. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the Parties hereto.

                                       13


e) Waiver
No waiver by a Party of any breach of the covenants herein contained to be performed by any other Party shall be construed as a waiver of any succeeding breach of the same or any other covenants or conditions hereof.

f)  Execution  in  Counterparts
This Agreement may be executed by each of the Parties in separate counterparts; each counterpart when so executed, shall be deemed an original. When executed by all the Parties, such counterparts shall, together, constitute and be one and the same agreement.

g) Entireties
This Agreement together with the Attachments is the complete and exclusive statement of the agreement between the Parties relating to its subject matter.


                                       14


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their duly authorized representatives.


   HARDCORE DU PONT                     E. I. DU PONT DE NEMOURS
   COMPOSITES LLC                       AND COMPANY

   BY /s/ Illegible                     BY /s/ Illegible
     -----------------------               ---------------------
   TITLE Treasurer                      TITLE VP/GM-Advanced Material Systems
         -------------------                  -------------------------------
   DATE 2/20/95                         DATE 2/20/95
        --------------------                 -------------------

   BY /s/ Illegible
      ----------------------
   TITLE VP/GM Hardcore DuPont Composties LLC
         ------------------------------------
   DATE 2/20/95
        --------------------

THE DOW CHEMICAL COMPANY                BRUNSWICK TECHNOLOGIES, INC

   BY                                   BY /s/ Illegible
     -----------------------              -------------------------
   TITLE                                TITLE Pres. & C.O.O.
        --------------------                 ----------------------
   DATE                                 DATE    2/21/95
       ---------------------                -----------------------
   BY
     -----------------------
   TITLE
        --------------------
   DATE
       ---------------------

JOHNS HOPKINS UNIVERSITY

   BY
     -----------------------
   TITLE
        --------------------
   DATE
       ---------------------
   BY
     -----------------------
   TITLE
        --------------------
   DATE
       ---------------------

This is Amendment Number One to the Collaborative Agreement between Hardcore Du Pont Compostes LLC ("HDC"), E. I. du Pont de Nemours and Company ("DuPont"), The Dow Chemical Company ("DOW"), Brunswick Technologies, Inc. ("BTI") and John Hopkins University ("JHU") (all hereinafter referred to individually as "Party" and collectively as "Parties") dated 2/23/95.

The   Collaborative   Agreement  is  hereby  amended  to  change  Article  IV  -
Administrative Representatives to reflect the new point of contact as:

            Frank  Abbott
            DuPont  Advanced  Material  Systems
            Delaware  Technology  Park
            P.O.  Box 6107
            Newark,  DE  19714-6107
            302-733-8801 (phone)
            302-733-8844  (fax)

The effective date of this change is June 19, 1995.

This amendment incorporates the entire agreement between the parties with respect to the subject matter hereof. All other provisions not expressly changed by this amendment remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed the Amendment Number One to the Collaborative Agreement as of the effective date indicated above.

 HARDCORE DU PONT COMPOSITES LLC
                                             JOHN HOPKINS UNIVERSITY

BY /s/ Illegible                             BY /s/ Illegible
  --------------------------                   --------------------------

TITLE  Treasurer                             TITLE Assistant Dean
     -----------------------                      -----------------------

DATE   6/22/95                               DATE  7/14/95
     -----------------------                      -----------------------



BY  /s/ Illegible                            BY
  --------------------------                   --------------------------

TITLE  GM                                    TITLE
     -----------------------                      -----------------------

DATE     6/26/95                             DATE
     -----------------------                      -----------------------


THE DOW CHEMICAL COMPANY                     BRUNSWICK TECHNOLOGIES, INC.

BY  /s/ Illegible                            BY /s/ Illegible
  --------------------------                   --------------------------

TITLE Gov Systems Proj Mgr                   TITLE  Pres
     -----------------------                      -----------------------

DATE     8/16/95                             DATE   9/5/95
     -----------------------                      -----------------------



E.I. DU PONT DE NEMOURS AND
COMPANY

BY /s/ Illegible
  --------------------------

TITLE  VP/GM
     -----------------------

DATE   6/22/95
     -----------------------






                                             DuPont Advanced Composites
                                             Advanced Material Systems
                                             Delaware Technology Park
                                             P.O. Box 6107
                                             Newark, DE 19711-6107



DuPont Advanced Composites

                                             August 28, 1995

William M. Dubay
Brunswick Technologies, Inc.
One Maine Street
P.O. Box 516
Brunswick, Maine 04011


Subject:          Amendment No. 1
                  Change in Contract Administrators

Reference:        Collaborative Agreement dated 2/23/95
                  ATP Joint Venture - High Performance Composites for Large
                  Commercial Structures

Dear Mr. Dubay,

         Effective June 19, 1995, I became the point of contact for the above referenced program. The attached Amendment Number 1 modifies Article IV (Administrative Representatives) to reflect this change; a new collaborative agreement will not be issued at this time.

         Please have Ammendment #1 signed by the appropriate individual(s) and return both copies to me. Update your records to reflect this change and share this letter with your Technical representative.

         I look forward to working with you on this program. Feel free to contact me, at 302-733-8801 if you have any questions.

                                   Sincerely,

                                   /s/ F. T. Abbott
                                   -------------------------
                                   F.T. Abbott
                                   Manager, Government & Contract Services

cc:      S. Kopf